As filed with the Securities and Exchange Commission on July 15, 2005
                                            Registration No. _________________
===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------

                               GOTTSCHALKS INC.
            (Exact Name of Registrant as Specified in Its Charter)
                              -------------------

              Delaware                                77-0159791
   (State or Other Jurisdiction of                 (I.R.S. Employer
   Incorporation or Organization)                 Identification No.)

                            7 River Park Place East
                           Fresno, California 93720
         (Address, Including Zip Code, of Principal Executive Offices)
                              -------------------

                               GOTTSCHALKS INC.
                            2005 STOCK OPTION PLAN
                            (Full Title of the Plan)
                              -------------------

                               J. Gregory Ambro
                            7 River Park Place East
                           Fresno, California 93720
                                (559) 434-4800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   COPY TO:

                             Richard Boehmer, Esq.
                             O'Melveny & Myers LLP
                             400 South Hope Street
                          Los Angeles, CA 90071-2899
                              -------------------

                        CALCULATION OF REGISTRATION FEE
      -------------------------------------------------------------------------
                                       Proposed    Proposed
                                       Maximum     Maximum

      Title Of           Amount        Offering    Aggregate      Amount Of
      Securities         To Be         Price       Offering       Registration
      To Be              Registered    Per Unit    Price          Fee
      Registered
      -------------------------------------------------------------------------
      Common Stock
      $0.01 par value    1,500,000(1)  $10.845(2)  $16,267,500(2) $1,914.69(2)
      per share          shares
      -------------------------------------------------------------------------

     (1) This Registration Statement covers, in addition to the number of shares of Gottschalks Inc., a Delaware corporation (the "Company" or the "Registrant"), common stock, par value $0.01 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Gottschalks Inc. 2005 Stock Option Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

     (2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 8, 2005, as quoted on the New York Stock Exchange. The Exhibit Index for this Registration Statement is at page 8.

      =======================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act
Rule 428(b)(1).

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 29, 2005, filed with the Commission on April 29, 2005 (Commission File No. 001-09100);

     (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended April 30, 2005, filed with the Commission on June 10, 2005 (Commission File No. 001-09100);

     (c) The Company's Current Reports on Form 8-K, filed with the Commission on April 13, 2005, April 25, 2005, May 27, 2005 and July 7, 2005
          (Commission File No. 001-09100); and

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 13, 1986, as amended by Form 8-A filed with the Commission on November 14, 1986, and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Pursuant to Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

     The Company's Certificate of Incorporation limits directors' liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty to the fullest extent permitted by the DGCL.

     The Company's Bylaws provide that each director or officer of the Company who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in another capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Company's Board of Directors. The right to indemnification shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     See the attached Exhibit Index at page 8, which is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on July 15, 2005.


                                 GOTTSCHALKS INC.

                                 By:  /s/ James R. Famalette
                                     -------------------------------------
                                     James R. Famalette
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James
R. Famalette and J. Gregory Ambro, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                 Title                    Date
       ---------                 -----                    ----


                            Chairman
---------------------
Joseph W. Levy



/s/ James R. Famalette      President, Chief           July 15, 2005
----------------------      Executive Officer, and
James R. Famalette          Director
                            (Principal Executive
                            Officer)



/s/ J. Gregory Ambro        Chief Administrative       July 15, 2005
---------------------       and Financial Officer
J. Gregory Ambro            (Principal Financial
                            and Accounting Officer)

/s/ O. James Woodward III   Director                   July 15, 2005
------------------------
O. James Woodward III


                            Director
------------------------
Sharon Levy


/s/ James L. Czech          Director                   July 15, 2005
------------------------
James L. Czech


/s/ Joseph J. Penbra        Director                   July 15, 2005
------------------------
Joseph J. Penbera


/s/ Frederick R. Ruiz       Director                   July 15, 2005
------------------------
Frederick R. Ruiz


                            Director
------------------------
Thomas H. McPeters


                            Director
------------------------
Dale H. Achabal


/s/ Jorge Pont Sanchez      Director                   July 15, 2005
------------------------
Jorge Pont Sanchez


/s/ Philip S. Schlein       Director                   July 15, 2005
------------------------
Philip S. Schlein

                                 EXHIBIT INDEX

Exhibit
Number           Description of Exhibit
-------          ----------------------
4. Gottschalks Inc. 2005 Stock Option Plan. (Filed as Exhibit I to the Company's Proxy Statement filed with the Commission pursuant to
          Section 14(a) of the Exchange Act on May 18, 2005 (Commission File No. 001-09100) and incorporated herein by this reference.)

5.        Opinion of Company Counsel (opinion re legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

23.2      Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").